Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE BANK OF NEW YORK	TO THE HOLDERS OF: Corporate Bond-Backed Certificates Series 1998-NSC-1 Class A-1 Certificates
CUSIP NUMBER: 219-87H-AN5

in accordance with the Standard Terms of Trust Agreements, The Bank of New York, as trustee submits the following cash basis statement for the period ending :	November 15, 2011

INTEREST ACCOUNT
Balance as of May 16, 2011		$0.00
Schedule Income received on securities		$337,902.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$334,902.00
Distribution to Swap Counterparty	$0.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of November 15, 2011	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of May 16, 2011		$0.00
Scheduled Principal payment received on securities		$649,598.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$649,598.00
Distribution to Swap Counterparty	$0.00
Balance as of November 15, 2011	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF:         November 15, 2011

                    $25,000,000 7.90% Notes

                    Issued by

    NORFOLK SOUTHERN CORPORATION

    CUSIP# : 655-844-AK4